As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIMINI STREET, INC.
(Exact name of Registrant as specified in its charter)

Delaware	36-4880301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Seth A. Ravin
Chief Executive Officer
Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lisa A. Fontenot Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, California 94304 (650) 849-5327	Thomas B. Sabol Daniel B. Winslow Andrew J. Terry Rimini Street, Inc. 3993 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 (702) 839-9671

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by the selling securityholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

				Proposed
		Proposed		Maximum
		Maximum		Aggregate		Amount of
	Amount to be	Offering Price		Offering		Registration
Title of Each Class of Securities to be Registered	Registered(11)	Per Share		Price		Fee(10)
Common Stock, $0.0001 par value (1)	10,986,556	$7.00	(7)	$76,905,892.00	(7)	$9,321.00
Common Stock, $0.0001 par value (2)	8,625,000	$7.00	(7)	$60,375,000.00	(7)	$7,317.50
Common Stock, $0.0001 par value (3)	3,440,424	$7.00	(7)	$24,082,968.00	(7)	$2,918.90
Common Stock, $0.0001 par value (4)	6,062,500	$12.23	(8)	$74,144,375.00	(8)	$8,986.30
Common Stock, $0.0001 par value (5)	16,260,000	$7.00	(7)	$113,820,000.00	(7)	$13,795.00
Warrants (6)	6,062,500	—	(9)	—	(9)	—	(9)
Total				$349,328,235.00		$42,338.70

(1)	Consists of 10,986,556 shares of the registrant’s common stock to be sold by the selling securityholders named herein.

(2)	Consists of 8,625,000 shares of the registrant’s common stock issuable upon exercise of certain warrants that were issued in the initial public offering of GP Investments Acquisition Corp., the registrant’s legal predecessor prior to domestication as a Delaware corporation on October 10, 2017. Each such warrant currently is exercisable for one share of the registrant’s common stock at a price of $11.50 per share.
(3)	Consists of 3,440,424 shares of the registrant’s common stock issuable upon exercise of certain warrants issued to an affiliate of the registrant’s former lender, CB Agent Services LLC. Each such warrant currently is exercisable for one share of the registrant’s common stock at a price of $5.64 per share.
(4)	Consists of 6,062,500 shares of the registrant’s common stock issuable upon exercise of certain sponsor private placement warrants that were issued to GPIC, Ltd. in connection with the initial public offering of GP Investments Acquisition Corp. Each such warrant currently is exercisable for one share of the registrant’s common stock at a price of $11.50 per share.
(5)	Consists of 16,260,000 shares of the registrant’s common stock that may be issued from time to time after the date of this prospectus upon conversion of shares of the Series A Redeemable Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) and related Convertible Notes (which 16,260,000 shares consist of 14,000,000 shares initially issuable and up to an additional 2,260,000 shares potentially issuable upon conversion of payment-in-kind dividends thereon).
(6)	Consists of 6,062,500 warrants that are the sponsor private placement warrants that were issued to GPIC, Ltd. in a private placement that closed simultaneously with the closing of the initial public offering of GP Investments Acquisition Corp. Each such warrant currently is exercisable for one share of the registrant’s common stock at a price of $11.50 per share.
(7)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock quoted on the Nasdaq Global Market on November 5, 2018.
(8)	Estimated solely for purposes of calculating the registration fee based on the average of the high and low prices of the registrant’s warrants quoted on the OTC Pink Current Information Marketplace on November 1, 2018 plus the warrant exercise price of $11.50 per share.
(9)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.
(10)	The registration fee of $42,338.70 is calculated in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 457(p), the registrant hereby partially offsets the registration fee required in connection with this filing against the $23,225.00 remaining balance from the initial $23,539.54 registration fee associated with unsold securities, which registration fee was previously paid by the registrant in connection with the filing of a registration statement on Form S-1 (Registration No. 333-221709) (the “Prior Registration Statement”), initially filed with the SEC on November 21, 2017. Pursuant to Rule 457(p) under the Securities Act, the $42,338.70 filing fee currently due in connection with this filing is offset in part against the $23,225.00 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $19,113.70 remitted with this filing.
(11)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 10, 2017, GP Investments Acquisition Corp., a Cayman Islands exempted company incorporated in January 2015 (“GPIA”), deregistered as an exempted company in the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Also on October 10, 2017, Let’s Go Acquisition Corp., a wholly-owned subsidiary of GPIA (“Let’s Go”), merged with and into Rimini Street, Inc. (“RSI”), a corporation incorporated in Nevada in September 2005, with RSI surviving the merger (the “first merger”), with the surviving corporation then merging with and into GPIA, with GPIA surviving the merger (the “second merger” and, together with the first merger, the “business combination”). Immediately after consummation of the second merger, GPIA was renamed “Rimini Street, Inc.” (the “Registrant”) and, as of the open of trading on October 11, 2017, the common stock, units and Public Warrants (as defined below) of the Registrant began trading on the Nasdaq Capital Market as “RMNI,” “RMNIU” and “RMNIW,” respectively. The common stock of the Registrant is currently listed on the Nasdaq Global Market under the symbol “RMNI,” and the Public Warrants and units of the Registrant are presently quoted on the OTC Pink Current Information Marketplace under the symbols “RMNIW” and “RMNIU,” respectively.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 9, 2018

Prospectus

45,374,480 Shares

6,062,500 Warrants

This prospectus covers the resale of an aggregate of 45,374,480 shares of our common stock, $0.0001 par value per share (the “Common Stock”) and 6,062,500 outstanding warrants to purchase shares of Common Stock by the selling security holders identified in this prospectus (collectively with any of the holders’ transferees, pledgees, donees or successors, the “selling securityholders”).

The 45,374,480 shares of Common Stock include:

(i) 10,986,556 shares of Common Stock to be sold by selling securityholders named herein;

(ii) 8,625,000 shares of Common Stock issuable upon exercise of certain warrants that were originally issued by GPIA in its initial public offering (the “Public Warrants”) at $11.50 per share;

(iii) 6,062,500 shares of Common Stock issuable upon exercise, which may be done on a cashless basis, of certain private placement warrants that were issued to GPIC, Ltd., a Bermuda company (the “Sponsor”), in connection with GPIA’s initial public offering (the “Sponsor Private Placement Warrants”) at $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholder named herein);

(iv) 3,440,424 shares of Common Stock issuable upon exercise of certain warrants (the “Origination Agent Warrants”) issued to the CB Agent Services LLC (the “Origination Agent”) at $5.64 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholder named herein); and

(v) up to 16,260,000 shares of Common Stock issuable to the selling securityholders named herein upon the conversion of shares of our 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”) issued upon the closing of the Private Placement or issuable as payment-in-kind (“PIK”) dividends on such shares issued upon the closing of the Private Placement and related convertible secured promissory notes issued upon the closing of the Private Placement (the “Convertible Notes”) into which all outstanding Series A Preferred Stock may be converted in certain instances, in which case the equivalent number of shares of Common Stock is issuable upon conversion of such Convertible Notes.

In this prospectus, we refer to the 45,374,480 shares of Common Stock and the 6,062,500 warrants collectively as the “Securities.”

We are registering the offer and sale of the Securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the Securities by the selling securityholders. We will receive proceeds from the exercise of the Sponsor Private Placement Warrants, the Public Warrants and the Origination Agent Warrants (collectively, the “Warrants”) in the event that the Warrants are exercised for cash. We will pay certain expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds.”

The selling securityholders may sell the Securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their Securities in the section titled “Plan of Distribution.”

The selling securityholders may sell any, all or none of the Securities and we do not know when or in what amount the selling securityholders may sell their Securities hereunder following the effective date of this registration statement.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RMNI” and the Public Warrants are quoted on the OTC Pink Current Information Marketplace (“OTC Pink”) under the symbol “RMNIW”. On November 6, 2018, the last reported sale price for our common stock as reported on Nasdaq was $6.83 per share and the last quoted sale price for the Public Warrants as reported on OTC Pink was $0.85 per warrant.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Rimini Street, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

The Rimini Street design logo and the Rimini Street mark appearing in this prospectus are the property of Rimini Street, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the registration statement, the selling securityholders may, from time to time, sell the offered Securities described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the offered Securities described in this prospectus. We will receive proceeds from the Warrants exercised in the event that such Warrants are exercised for cash.

Additionally, we may provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•	the evolution of the enterprise software support landscape facing our customers and prospects;
•	our ability to educate the market regarding the advantages of our enterprise software support services and products;
•	estimates of our total addressable market;
•	projections of customer savings;
•	our ability to maintain an adequate rate of revenue growth;
•	our expectations about future financial, operating and cash flow results;
•	our business plan and our ability to effectively manage our growth and associated investments;
•	beliefs and objectives for future operations;
•	our ability to expand our leadership position in independent enterprise software support;
•	our ability to attract and retain customers;
•	our ability to further penetrate our existing customer base;
•	our ability to maintain our competitive technological advantages against others in our industry;
•	our ability to timely and effectively scale and adapt our existing technology;
•	our ability to innovate new products and bring them to market in a timely manner, including our recently announced salesforce.com offerings;
•	our ability to maintain, protect and enhance our brand and intellectual property;
•	our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments;
•	our ability to develop strategic partnerships;
•	benefits associated with the use of our services;
•	our ability to expand internationally;
•	our intent and ability to raise equity or debt financing in the future;
•	the effects of increased competition in our market and our ability to compete effectively;
•	our intentions with respect to our pricing model;
•	cost of revenues, including changes in costs associated with production, manufacturing and customer support;
•	operating expenses, including changes in sales and marketing and general administrative expenses;
•	anticipated income tax rates;
•	sufficiency of cash to meet cash needs for at least the next 12 months, including quarterly cash dividends payable on the Series A Preferred Stock;
•	our ability to maintain our good standing with the United States and international governments and capture new contracts;
•	costs associated with defending intellectual property infringement and other litigation-related claims and our governmental inquiry, such as those claims discussed under the section titled “Business—Legal Proceedings” in our 2017 Annual Report on Form 10-K, as filed with the SEC on March 15, 2018, and in Note 7 of our unaudited condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2018;
•	the final amount and timing of any refunds from Oracle related to our litigation;
•	our expectations concerning relationships with third parties, including channel partners and logistics providers;
•	economic and industry trends or trend analysis;
•	the attraction and retention of qualified employees and key personnel;
•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;
•	the effects of seasonal trends on our results of operations; and

2

•	other risks and uncertainties, including those set forth under the caption “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing market. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these and other risks, uncertainties and assumptions, which are described in greater detail under the caption “Risk Factors” herein and in any document incorporated by reference, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. You should read this prospectus, including the information incorporated by reference, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

3

ABOUT RIMINI STREET, INC.

OVERVIEW

Rimini Street, Inc. is a global provider of enterprise software support products and services, and the leading independent software support provider for Oracle and SAP products, based on both the number of active clients supported and recognition by industry analyst firms. Recently, we announced plans to support Software as a Service (SaaS) solutions beginning with Salesforce. As a partner of Salesforce, we plan to provide our award-winning service and support for custom code, release updates and application integrations in addition to ongoing administrative, configuration and enhancement of Salesforce’s industry leading cloud solutions.

We founded our company to disrupt and redefine the enterprise software support market by developing and delivering innovative new products and services that fill a then unmet need in the market. We believe we have achieved our leadership position in independent enterprise software support by recruiting and hiring experienced, skilled and proven staff; delivering outcomes-based, value-driven and award-winning enterprise software support products and services; seeking to provide an exceptional client-service, satisfaction and success experience; and continuously innovating our unique products and services by leveraging our proprietary knowledge, tools, technology and processes.

Enterprise software support products and services is one of the largest categories of overall global information technology (“IT”) spending. We believe core enterprise resource planning (“ERP”), customer relationship management (“CRM”), product lifecycle management (“PLM”) and technology software platforms have become increasingly important in the operation of mission-critical business processes over the last 30 years, and also that the costs associated with failure, downtime, security exposure and maintaining the tax, legal and regulatory compliance of these core software systems have also increased. As a result, we believe that licensees often view software support as a mandatory cost of doing business, resulting in recurring and highly profitable revenue streams for enterprise software vendors. For example, for fiscal year 2017, SAP reported that support revenue represented approximately 46% of its total revenue, and for fiscal year 2018 Oracle reported a margin for cloud services and license support of 86%.

We believe that software vendor support is an increasingly costly model that has not evolved to offer licensees the responsiveness, quality, breadth of capabilities or value needed to meet the needs of licensees. Organizations are under increasing pressure to reduce their IT costs while also delivering improved business performance through the adoption and integration of emerging technologies, such as mobile, virtualization, internet of things (“IoT”) and cloud computing. Today, however, the majority of IT budget is spent operating and maintaining existing infrastructure and systems. As a result, we believe organizations are increasingly seeking ways to redirect budgets from maintenance to new technology investments that provide greater strategic value, and our software products and services help clients achieve these objectives by reducing the total cost of support.

As of September 30, 2018, we employed approximately 1,090 professionals and supported over 1,730 active clients globally, including 81 Fortune 500 companies and 18 Fortune Global 100 companies across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity.

Our subscription-based revenue provides a strong foundation for, and visibility into, future period results. For the three months ended September 30, 2018 and 2017, we generated revenue of $62.6 million and $53.6 million, respectively, representing a quarter-over-quarter increase of 17%. We have a history of losses, and as of September 30, 2018, we had an accumulated deficit of $374.7 million. Approximately 64% and 69% of our revenue was generated in the United States for the three months ended September 30, 2018 and 2017, respectively. Approximately 36% and 31% of our revenue was generated in foreign jurisdictions for the three months ended September 30, 2018 and 2017, respectively.

4

CORPORATE INFORMATION

RSI was originally incorporated in the State of Nevada in September 2005. On October 10, 2017, GPIA, deregistered as an exempted company in the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”). Also on October 10, 2017, Let’s Go merged with and into RSI, with RSI surviving the first merger, with the surviving corporation then merging with and into GPIA, with GPIA surviving the second merger. On the effective date of the Domestication, each issued and outstanding ordinary share, par value $0.0001 per share, of GPIA prior to the Domestication converted automatically by operation of law, on a one-for-one basis, into shares of our common stock, par value $0.0001 per share, after the Domestication in Delaware. Immediately after consummation of the second merger, GPIA was renamed “Rimini Street, Inc.”

Our principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

EMERGING GROWTH COMPANY STATUS

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2020 (the last day of the fiscal year ending after the fifth anniversary of our initial public offering).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

5

THE OFFERING

Shares of Common Stock Offered Hereunder

•     10,986,556 shares of Common Stock held by the selling securityholders named herein

•     8,625,000 shares of Common Stock issuable upon exercise of the Public Warrants at $11.50 per share

•     6,062,500 shares of Common Stock issuable upon exercise of the Sponsor Private Placement Warrants at $11.50 per share. Upon exercise, which may be done on a cashless basis, and issuance, such shares of common stock may be offered for sale by the Sponsor pursuant to this prospectus

•     3,440,424 shares of Common Stock issuable upon exercise of the Origination Agent Warrants at $5.64 per share

•     16,260,000 shares of Common Stock issuable to the selling securityholders named herein upon the conversion of shares of our Series A Preferred Stock or related Convertible Notes (which 16,260,000 shares consist of 14,000,000 shares issuable upon conversion of the Series A Preferred Stock and conversion of an additional 2,260,000 shares potentially issuable as PIK dividends thereon)

Warrants Offered by the Selling Securityholders Hereunder	6,062,500 Sponsor Private Placement Warrants. Each Sponsor Private Placement Warrant currently is exercisable for one share of our common stock at a price of $11.50 per share.

Use of Proceeds	We will not receive any proceeds from the sale of our Securities offered by the selling securityholders under this prospectus. We would receive up to an aggregate of approximately $188,310,200 from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Common Stock Outstanding

63,580,470 shares (including 4,667 shares underlying our units) prior to any exercise of Warrants and the issuance of shares issuable upon conversion of the Series A Preferred Stock and related PIK dividends.

97,968,394 shares (including 4,667 shares underlying our units) after giving effect to the exercise of all of the outstanding Warrants and the issuance of all shares issuable upon conversion of the Series A Preferred Stock and related PIK dividends.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	“RMNI” for our common stock.

OTC Pink Symbols	“RMNIU” for our units and “RMNIW” for the Public Warrants.

6

The number of shares of common stock outstanding is based on 63,580,470 shares of common stock outstanding as of November 1, 2018 and excludes the following:

•	12,208,959 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of November 1, 2018, with a weighted-average exercise price of $3.78 per share;

•	18,127,924 shares of our common stock issuable upon the exercise of the Warrants outstanding as of November 1, 2018, with a weighted-average exercise price of $10.39 per share;

•	184,135 shares of common stock underlying our unvested restricted stock units outstanding as of November 1, 2018;

•	3,080,171 shares of our common stock reserved for future issuance under our 2013 Equity Incentive Plan (the “2013 Plan”);

•	5,000,0000 shares of our common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan; and

•	16,260,000 shares of our common stock reserved for future issuance upon conversion of our Series A Convertible Preferred Stock, including shares issuable upon conversion of future paid-in-kind dividends through July 19, 2023.

Our 2013 Plan provides for annual automatic increases in the number of shares of common stock reserved thereunder.

7

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.”

8

USE OF PROCEEDS

All of the shares of Common Stock and the Sponsor Private Placement Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. We would receive up to an aggregate of approximately $188,310,200 from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes.

With respect to the registration of the shares of our Common Stock issuable upon exercise of the Origination Agent Warrants, the selling securityholders will pay any underwriting discounts and commissions incurred by them in disposing of such warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees of our counsel and our independent registered public accountants, and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the Securities.

With respect to the registration of all other shares of Common Stock (including the shares of Common Stock issuable upon exercise of the Public Warrants and the Sponsor Private Placement Warrants) and the Sponsor Private Placement Warrants offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of such Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

9

SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of November 1, 2018, as adjusted to reflect the Securities that may be sold from time to time pursuant to this prospectus, for all selling securityholders.

The shares of Common Stock and warrants offered hereunder include:

•	10,986,556 shares of Common Stock held by the selling securityholders named herein
•	8,625,000 shares of Common Stock issuable upon exercise the Public Warrants at $11.50 per share
•	6,062,500 shares of Common Stock issuable upon exercise of the Sponsor Private Placement Warrants at $11.50 per share. Upon exercise and issuance, such shares of common stock may be offered for sale by the Sponsor pursuant to this prospectus
•	3,440,424 shares of Common Stock issuable upon exercise of the Origination Agent Warrants at $5.64 per share
•	16,260,000 shares of Common Stock issuable to the selling securityholders named herein upon the conversion of shares of our Series A Preferred Stock or Convertible Notes (which 16,260,000 shares consist of 14,000,000 shares issuable upon conversion of the Series A Preferred Stock and an additional 2,260,000 shares potentially issuable as PIK dividends thereon)
•	6,062,500 Sponsor Private Placement Warrants exercisable for one share of our common stock at a price of $11.50 per share

Note that the 8,625,000 shares of our common stock issuable upon exercise of the Public Warrants are not included in the following table.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our common stock prior to this offering on 63,580,470 shares of our common stock outstanding as of November 1, 2018 unless otherwise noted.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person prior to the offering, we deemed outstanding shares of our common stock issuable upon exercise of the Warrants, options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of November 1, 2018 and issuable upon conversion of that particular person’s Series A Preferred Stock and related PIK dividends.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person after the offering, we deemed outstanding shares of our common stock issuable upon exercise of the Warrants, options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of November 1, 2018 and shares of our common stock issuable upon conversion of all Series A Preferred Stock and related PIK dividends.

10

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being	Warrants Being	Shares Beneficially Owned After the Offering (2)
	Shares	Percentage	Offered	Offered	Shares	Percentage
Selling Securityholder:
Cowen Investments II LLC(3)	237,500	*	237,500	-	-	*
CB Agent Services LLC(4)	3,440,424	5.13	3,440,424	-	-	*
GPIAC, LLC(5)	13,915,000	19.98	13,915,000	6,062,500	-	*
VPC Special Opportunities Fund III Onshore, L.P.(6)	3,888,917	5.81	3,888,917	-	-	*
Entities Affiliated with Adams Street Partners, LLC(7)	26,046,351	39.49	2,628,416	-	23,417,935	23.87
Radcliff River I LLC(8)	5,149,419	7.58	5,149,419	-	-	*
Entities Affiliated with Kingstown Partners Master Ltd.(9)	4,792,675	7.13	4,321,035	-	471,640	*
North Haven Credit Partners II, L.P.(10)	2,210,940	3.38	2,210,940	-	-	*
RS Tech Finance II LLC(11)	957,828	1.49	957,828	-	-	*

(*)	Represents beneficial ownership of less than 1%.
(1)	Percentage of beneficial ownership prior to the offering is calculated based on 63,580,470 shares of our common stock outstanding as of November 1, 2018 plus (i) any outstanding shares of our common stock subject to Warrants, options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of November 1, 2018, and (ii) the number of shares of our common stock issuable upon conversion of that person’s Series A Preferred Stock and related PIK dividends, if any.
(2)	Percentage of beneficial ownership after the offering is calculated based on 63,580,470 shares of our common stock outstanding as of November 1, 2018 plus (i) any outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of November 1, 2018, (ii) 18,127,924 shares of our common stock issuable upon the exercise of all outstanding Warrants and (iii) 16,260,000 shares of our common stock issuable upon conversion of all Series A Preferred Stock and related PIK dividends.
(3)	Consists of 237,500 shares of our common stock held by Cowen Investments LLC. The business address of Cowen Investments LLC is 599 Lexington Ave, New York, NY 10022
(4)	Consists of 3,440,424 shares of our common stock subject to warrants exercisable within 60 days of November 1, 2018. The business address of CB Agent Services LLC is 888 Seventh Avenue, 29th Floor, New York, NY 10016. Colbeck Capital Management LLC, an associate of CB Agent Services LLC, is a Registered Investment Advisor.
(5)	GPIC, Ltd., an exempted company incorporated in Bermuda directly controlled by GP Investments, Ltd., is the managing member of GPIAC, LLC, a Delaware limited liability company, and RMNI InvestCo, LLC, a Delaware limited liability company. GPIC, Ltd. is entitled to voting and investment power over the 13,915,000 shares of our common stock beneficially owned by GPIAC, LLC, RMNI InvestCo, LLC and GPIC, Ltd., including 6,062,500 shares of our common stock that may be acquired by GPIC, Ltd. within 60 days of November 1, 2018. The business address of GPIAC, LLC and RMNI InvestCo, LLC is 4001 Kennett Pike, Suite 302, Wilmington, DE 19807. The business address of GP Investments, Ltd and GPIC, Ltd. is 129 Front Street HM12, Suite 4, Penthouse, Hamilton, Bermuda. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D/A filed with the SEC on July 20, 2018 (as amended, the “Schedule 13D”). The Schedule 13D was filed by GPIAC, LLC on behalf of itself and on behalf of RMNI InvestCo, LLC, GP Investments, Ltd. and GPIC, Ltd. as reporting persons pursuant to a joint filing agreement.
(6)	Consists of (i) 588,021 shares of our common stock and (ii) up to 3,300,896 shares of our common stock issuable upon conversion of 28,421 shares of Series A Preferred Stock or issuable as PIK dividends on such shares. Victory Park Capital Advisors, LLC is the investment manager of VPC Special Opportunities Fund III Onshore, L.P. Jacob Capital, L.L.C. is the manager of Victory Park Capital Advisors, LLC. Richard Levy is the sole member of Jacob Capital, L.L.C. The business address for all entities identified in this footnote is 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

11

(7)	Consists of (i) 4,360,765 shares of common stock held by Adams Street 2007 Direct Fund, L.P., (ii) up to 196,165 shares of common stock issuable upon conversion of 1,689 shares of Series A Preferred Stock held by Adams Street 2007 Direct Fund, L.P. or issuable as PIK dividends on such shares, (iii) 4,915,325, shares of common stock held by Adams Street 2008 Direct Fund, L.P., (iv) up to 221,252 shares of common stock issuable upon conversion of 1,905 shares of Series A Preferred Stock held by Adams Street 2008 Direct Fund, L.P. or issuable as PIK dividends on such shares, (v) 4,306,549 shares of common stock held by Adams Street 2009 Direct Fund, L.P., (vi) up to 193,726 shares of common stock issuable upon conversion of 1,668 shares of Series A Preferred Stock held by Adams Street 2009 Direct Fund, L.P. or issuable as PIK dividends on such shares, (vii) 1,313,301 shares of common stock held by Adams Street 2013 Direct Fund LP, (viii) 1,786,318 shares of common stock held by Adams Street 2014 Direct Fund LP, (ix) 1,371,200 shares of common stock held by Adams Street 2015 Direct Venture/Growth Fund LP, (x) 1,353,906 shares of common stock held by Adams Street 2016 Direct Venture/Growth Fund LP, (xi) 3,982,079 shares of common stock held by Adams Street Venture/Growth Fund VI LP, (xii) 288,559 shares of common stock held by Adams Street Rimini Aggregator LLC, (xiii) up to 1,619,845 shares of common stock issuable upon conversion of 13,947 shares of Series A Preferred Stock held by Adams Street Rimini Aggregator LLC or issuable as PIK dividends on such shares, and (xiv) 137,361 shares of our common stock issuable upon exercise of options exercisable within 60 days of November 1, 2018 held by Robin Murray, a partner of Adams Street Partners, LLC (or a subsidiary thereof) and a member of our board of directors. Adams Street Partners, LLC is the manager of Adams Street Rimini Aggregator LLC and the managing member of the general partner or the managing member of the general partner of the general partner of each of the other entities listed above and may be deemed to beneficially own the shares held by them. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, Fred Wang, Michael R. Zappert, David Brett, Sachin Tulyani and Craig D. Waslin each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares listed herein. Robin Murray is a member of our board of directors. Information regarding this beneficial owner is based in part on information provided to the Company by the stockholders and disclosed in a Schedule 13D/A filed on July 23, 2018. The business address of the foregoing entities and individual is One North Wacker Drive, Suite 2200, Chicago, IL 60606.
(8)	Consists of (i) 778,615 shares of our common stock and (ii) up to 4,370,804 shares of our common stock issuable upon conversion of 37,633 shares of Series A Preferred Stock or issuable as PIK dividends on such shares. The business address of Radcliff River I LLC is 347 Bowery, 2nd Floor, New York, NY 10003.
(9)	Consists of (i) 585,346 shares of common stock held by Kingstown Partners Master Ltd., (ii) up to 1,949,342 shares of common stock issuable upon conversion of 16,784 shares of Series A Preferred Stock held by Kingstown Partners Master Ltd. or issuable as PIK dividends on such shares, (iii) 211,451 shares of common stock held by Kingstown Partners II, L.P., (iv) up to 673,280 shares of common stock issuable upon conversion of 5,797 shares of Series A Preferred Stock held by Kingstown Partners II, L.P. or issuable as PIK dividends on such shares, (v) 200,057 shares of common stock held by Ktown, LP, (vi) up to 637,508 shares of common stock issuable upon conversion of 5,489 shares of Series A Preferred Stock held by Ktown, LP or issuable as PIK dividends on such shares, (vii) 128,146 shares of common stock held by Kingfishers LP, and (viii) up to 407,545 shares of common stock issuable upon conversion of 3,509 shares of Series A Preferred Stock held by Kingfishers LP or issuable as PIK dividends on such shares. The business address of Kingstown Partners Master Ltd., Kingstown Partners II, L.P., Ktown, LP, and Kingfishers LP is 34 East 51st Street, 5th Floor, New York, NY 10022.
(10)	Consists of (i) 334,304 shares of our common stock and (ii) up to 1,876,636 shares of our common stock issuable upon conversion of 16,158 shares of Series A Preferred Stock or issuable as PIK dividends on such shares. The business address of North Haven Credit Partners II, L.P. is 1585 Broadway, 39th Floor, New York, NY 10036.
(11)	Consists of (i) 144,828 shares of our common stock and (ii) up to 813,000 shares of our common stock issuable upon conversion of 7,000 shares of Series A Preferred Stock or issuable as PIK dividends on such shares. The business address of RS Tech Finance II LLC is 675 Berkmar Court, Charlottesville, VA 22901.

12

DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

As of November 1, 2018, we had issued and outstanding 63,580,470 shares of common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our common stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, the participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on shares of our Series A Preferred Stock in accordance with the certificate of designations filed on July 19, 2018 (the “CoD”) and the liquidation preferences, if any, on any other outstanding series of preferred stock.

PREFERRED STOCK

Pursuant to the CoD, we have designated up to 180,000 shares of preferred stock, par value $0.0001 per share, as Series A Convertible Preferred Stock. As of November 1, 2018, we had issued and outstanding 140,846 shares designated as Series A Convertible Preferred Stock that are currently convertible into 14,084,600 shares of our common stock, subject to issuance of PIK Dividends (as defined below). Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. There are no other series of shares of our preferred stock currently issued or outstanding. The rights and restrictions granted or imposed on the shares of the Series A Convertible Preferred Stock are described below.

13

Dividend Rights

Holders of shares of our Series A Preferred Stock are entitled to a cash dividend of 10% per annum (the “Cash Dividend”), payable quarterly in cash in arrears. In addition, holders of shares of our Series A Preferred Stock are entitled to a payment-in-kind dividend of 3% per annum (the “PIK Dividend”), which capitalizes to additional shares of Series A Preferred Stock on a quarterly basis. In the event the Series A Preferred Stock is not redeemed or converted to common stock prior to July 19, 2023, then all dividends accruing on such Series A Preferred Stock thereafter will be payable in cash as accrued at a rate of 13% per annum. The PIK Dividend and the Cash Dividend, as well as the dividends payable after July 19, 2023, together are referred to herein as the “Dividends.” No dividends can be declared or paid on securities ranking junior to the Series A Preferred Stock unless also paid (on a proportionate basis) to the holders of shares of our Series A Preferred Stock.

Voting Rights

Holders of shares of our Series A Preferred Stock are entitled to vote with the common stock on an as-converted basis on all matters submitted to a vote of stockholders, except as otherwise provided in the CoD or by applicable law. In addition to voting with the common stock, holders of shares of our Series A Preferred Stock then outstanding shall approve certain other matters as set forth in the CoD.

No Preemptive Rights

Our Series A Preferred Stock is not entitled to preemptive rights.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, holders of shares of our Series A Preferred Stock are entitled to a liquidation preference in the amount of the greater of (i) $1,000 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus accrued but unpaid Dividends (the “Liquidation Preference”), and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted such Series A Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding-up; provided that if any liquidation, dissolution or winding-up occurs prior to July 19, 2021, then the holders of our Series A Preferred Stock are entitled to receive the greater of (i) the Liquidation Preference plus a make-whole premium that provides the holders with full yield maintenance as if the Series A Preferred Stock was held until July 19, 2021, and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted a number of shares of Series A Preferred Stock equal to the original issue price for all such Series A Preferred Stock and the make-whole premium described in the immediately preceding clause (i).

Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at a conversion price (the “Per Share Amount”) equal to the quotient of the Liquidation Preference and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that if the conversion is elected by the holder solely in connection with our optional redemption right on or before July 19, 2021, the number of shares into which the Series A Preferred Stock is convertible, will be equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) the number of shares of Series A Preferred Stock equal to (A) the aggregate amount of Cash Dividends that would have been paid up to and including July 19, 2021 divided by (B) the Liquidation Preference, as of the date immediately prior to the date fixed for such conversion.

14

After July 19, 2021, we have the right to convert shares of Series A Preferred Stock into common stock, in the amount of shares of common stock as determined by the Per Share Amount, if our common stock volume weighted average of the closing prices for at least 30 trading days of the last 45 consecutive trading days prior to such conversion is greater than $11.50 per share (the “Mandatory Conversion”). A Mandatory Conversion may be done twice per calendar year upon the conditions set forth in this paragraph being met, and the number of shares that may be issued in any Mandatory Conversion will be limited to the number of shares of common stock that has publicly traded over the 60 consecutive trading days (less any other shares issued in a Mandatory Conversion during such time) prior to the Mandatory Conversion.

Notwithstanding the foregoing, in no event shall the conversion of all of the Series A Preferred Stock authorized in the CoD, in the aggregate, result in the issuance of more than 28.5 million shares of common stock of the Company (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization), and if no Cash Dividends were actually paid by us, the Series A Preferred Stock would be convertible into a maximum number of approximately 26.6 million shares of common stock through July 19, 2023. If Cash Dividends are paid fully in cash by us when due and all of the Series A Preferred Stock remains outstanding on July 19, 2023, the Series A Preferred Stock would be convertible into a maximum number of 16,260,000 shares of common stock.

Mandatory Redemption at Investor Election

The Series A Preferred Stock will become mandatorily redeemable (the “Mandatory Redemption”) at the election of the holders of a majority of the Series A Preferred Stock then outstanding on and after July 19, 2023 with 120 days’ notice to us (the “Mandatory Redemption Date”) at a redemption price per share equal to the sum of (i) the Liquidation Preference per share plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding dividend payment date to but excluding the Mandatory Redemption Date (the “Redemption Amount”). At our option, we will also be permitted to pay the Redemption Amount in common stock at a conversion price equal to the quotient of (i) the Redemption Amount, and (ii) our volume weighted average of the closing prices for the last 60 consecutive trading days prior to the date of redemption (the “Stock Redemption”). We may only effect the Stock Redemption (x) if applied to all holders of Series A Preferred Stock on a pro rata basis, and (y) into an aggregate amount not to exceed the number of shares of common stock that has publicly traded over the 60 consecutive trading days prior to the Mandatory Redemption Date, but in no event shall the number of shares of common stock issued in connection with a Stock Redemption for all of the authorized Series A Preferred Stock exceed a maximum amount of 28,500,000 minus the number of shares that have been issued upon any prior redemption or conversion of the Series A Preferred Stock. All excess will be paid in cash as set forth above. In the event the Redemption Amount is not paid as set forth above on the Mandatory Redemption Date, then such Redemption Amount shall be satisfied by the Convertible Notes, which Convertible Note shall have an aggregate principal amount to the unpaid Redemption Amount.

In addition, upon the occurrence of certain events as set forth in the CoD upon the reasonable determination of the holders of a majority of the shares of Series A Preferred Stock then outstanding (the date of written notice by such holders, the “MAE Redemption Date”), then the amount that would otherwise be payable if all then outstanding Series A Preferred Stock were immediately redeemed at the Redemption Amount shall be satisfied pursuant to the terms of the Convertible Notes, which notes shall have an aggregate principal amount effective on the MAE Redemption Date equal to the Redemption Amount.

Company Optional Redemption

Prior to July 19, 2021, on one or more occasions, we have the right (but not the obligation) to redeem the Series A Preferred Stock in an amount equal to the sum of three years of Dividends payable pursuant to the CoD minus the aggregate amount of Dividends actually paid and PIK Dividends accrued by the Company, plus the Liquidation Preference per share of Series A Preferred Stock. Any such redemptions (i) will be limited to an aggregate maximum of up to $80.0 million in aggregate during such three year period and (ii) (a) may only fund such redemption with proceeds received by us from (x) a common stock issuance, or (y) any award resulting from our pending legal proceedings, or (b) may make such redemptions using cash from operations provided that we have a minimum of $75.0 million of cash and cash equivalents of ours and our subsidiaries in the United States after giving effect to such redemption. After July 19, 2021, the we will have the right (but not the obligation) to redeem, in part or in whole, the Series A Preferred Stock at a per share price equal to the Redemption Amount. Any optional redemption shall be pro rata based on the number of shares of Series A Preferred Stock held by the Purchasers at the time of redemption. Holders of shares of our Series A Preferred Stock may exercise their conversion rights prior to any optional redemption.

15

Convertible Notes

In connection with the issuance of the Series A Preferred Stock, we delivered a Convertible Note to each holder of shares of our Series A Preferred Stock to collateralize amounts, if any, that may become payable by us pursuant to certain redemption provisions of the shares of Series A Preferred Stock. No principal amount or interest will be outstanding under the Convertible Notes until a redemption event of the Series A Preferred Stock, provided, in certain circumstances, that the Redemption Amount has not otherwise been paid by the Company. The economic terms of the Convertible Notes are substantively similar to those of the Series A Preferred Stock. See the section titled “PIPE Proposal—Promissory Notes” in our Proxy Statement on Schedule 14A, as filed with the SEC on June 25, 2018 for more information related to Convertible Notes.

WARRANTS

As of the date of this prospectus, there are outstanding an aggregate of 18,127,924 warrants to acquire our common stock, including (i) 6,062,500 Sponsor Private Placement Warrants held by the Sponsor, (ii) 8,625,000 Public Warrants, of which 52,100 are held by an affiliate of the Sponsor and (iii) 3,440,424 Origination Agent Warrants held by the Origination Agent. Each of the units issued in GPIA’s initial public offering contained one-half of a warrant. Each warrant entitles the holder thereof to purchase one share of our common stock. The Sponsor Private Placement Warrants and the Public Warrants are each exercisable for one share of our common stock at $11.50 per share. The Origination Agent Warrants are each exercisable for one share of our common stock at $5.64 per share.

The Sponsor Private Placement Warrants are non-redeemable so long as they are held by their initial purchasers or their permitted transferees. If the Sponsor Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, they will be redeemable by us and exercisable by the holders.

If a holder of Sponsor Private Placement Warrants elects to exercise them on a cashless basis, it would pay the exercise price by surrendering its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

UNITS

Each unit consists of one share of common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to certain adjustments. A warrantholder may exercise its warrants only for a whole number of the company’s shares. This means that only a whole warrant may be exercised at any given time by a warrantholder.

As of November 1, 2018, 4,667 units were still outstanding. Holders of units must elect to separate the underlying shares of our common stock and Public Warrants prior to exercising their Public Warrants. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct them to do so.

16

REGISTRATION RIGHTS

Warrant Consent and Conversion Agreement

Pursuant to the Warrant Consent and Conversion Agreement, we agreed that we would use our best efforts to prepare and file with the SEC a registration statement for the registration, under the Securities Act, of the offer and sale of all shares of our common stock issued or issuable under the Origination Agent Warrants. The registration statement of which this prospectus is a part satisfies this obligation. Additionally, we agreed to use our best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Origination Agent Warrants and cooperate with and otherwise permit any holder of the Origination Agent Warrants, at any time and from time to time after effectiveness of such registration statement, to undertake sales of the securities covered thereby. If the holders of the Origination Agent Warrants notify us that they desire to effect sales of shares of common stock issuable upon exercise of the Origination Agent Warrants pursuant to such registration statement by means of an underwritten offering, we will cooperate to the extent reasonably requested by such holders in such underwritten offering in customary fashion. Unless and until all of the Origination Agent Warrants have been exercised and all the shares of common stock underlying the Origination Agent Warrants have been sold by the holders, we shall continue to be obligated to comply with these registration obligations.

2015 Registration Rights Agreement

Shares held by the Sponsor and GPIA’s former independent directors, the Sponsor Private Placement Warrants and the Public Warrants (and any shares of our common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants) are entitled to registration rights pursuant to a registration rights agreement entered into as of May 19, 2015, among GPIA, the Sponsor, GPIAC, LLC and the other parties thereto (the “2015 Registration Rights Agreement”). The registration statement of which this prospectus is a part satisfies this obligation with respect to shares that remain “Registrable Securities” as defined by that agreement. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The shares held by GPIA’s former independent directors are now eligible for sale under Rule 144 of the Securities Act.

2018 Registration Rights Agreement

The holders of our Series A Preferred Stock are entitled to registration rights pursuant to a registration rights agreement entered into as of July 19, 2018, among the Company and the investors parties thereto (the “2018 Registration Rights Agreement”). The registration statement of which this prospectus is a part satisfies this obligation. We are required to prepare and file a registration statement and use our commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act and to keep the registration statement continuously effective under the Securities Act, subject to certain limitations. In addition, the holders have certain “piggyback” registration rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

Pursuant to a warrant agreement entered into on May 19, 2015, between GPIA and Continental Stock Transfer & Trust Company, as warrant agent, (the “GPIA Warrant Agreement”) GPIA agreed to use its best efforts to file a registration statement with the SEC registering the Sponsor Private Placement Warrants and resales of shares of common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants, in addition to certain other securities, as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination. GPIA agreed to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. The registration statement of which this prospectus is a part satisfies this obligation. If we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the warrant price and the “Fair Market Value” (as defined in the GPIA Warrant Agreement) by (y) the Fair Market Value.

17

Equity Commitment

In connection with the Sponsor’s equity commitment in connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed that the shares of common stock issued to the Sponsor upon the funding of its equity commitment would be deemed “Registrable Securities” under the Registration Rights Agreement.

Letter Agreement

In connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed, pursuant to a letter agreement entered into on October 3, 2017, that our common stock issued to Cowen (at a price of $10.00 per share) in settlement of certain fees owed to Cowen would be included in this prospectus pursuant to the GPIA Warrant Agreement.

Investors’ Rights Agreement

Certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in RSI’s amended and restated investors’ rights agreement (the “IRA”) dated as of October 31, 2016. The registration rights set forth in the IRA expire upon the earlier of five years following the completion of an initial public offering of RSI, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares entitled to registration rights pursuant to Rule 144 of the Securities Act during any 90-day period.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “—Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Series A Preferred Stock. As discussed above under “—Preferred Stock,” certain holders of our Series A Preferred Stock and common stock, acting together, have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

18

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, our president or our secretary. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum. Our amended and restated bylaws provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” (in each case as defined below) for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

19

TRANSFER AND WARRANT AGENT AND REGISTRAR

The transfer and warrant agent for our common stock, preferred stock, units and the Public Warrants is Continental Stock Transfer & Trust Company, which is located at 1 State Street Plaza, 30th Floor, New York, New York 10004, e-mail: cstmail@continentalstock.com.

EXCHANGE LISTING

Our common stock is listed on Nasdaq under the symbol “RMNI”. The Public Warrants are quoted on OTC Pink under the symbol “RMNIW”.

20

PLAN OF DISTRIBUTION

We are registering the Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We would receive up to an aggregate of approximately $188,310,200 from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. See the section titled “Use of Proceeds.” The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or
•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market, including the OTC Pink;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

21

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

With respect to those Securities being registered pursuant to the Registration Rights Agreements and other agreements including registration rights for the applicable securityholders described elsewhere in this prospectus, we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

Shares of Common Stock Issuable upon the Exercise of the Public Warrants

This prospectus covers the offering of 8,625,000 shares of our common stock that are issuable upon exercise of our outstanding Public Warrants. The offering of such Public Warrants and the shares of our common stock issuable upon exercise of such Public Warrants was previously registered on our registration statement on Form S-4 with File No. 333-219101. Each Public Warrant is currently exercisable for one share of our common stock at a price of $11.50 per share, which exercise price is payable to us. The exercise of the Public Warrants is subject to the terms of the GPIA Warrant Agreement.

The shares of our common stock underlying the Public Warrants will be issued directly to the holders of the Public Warrants upon payment of the exercise price to us.

The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Warrants pursuant to the warrant agreement governing such Warrants in which our board of directors has elected to require all holders of the Warrants who exercise their Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants to be exercised, multiplied by the difference between the exercise price of the Warrants and the “Fair market value” (defined below) by (y) the Fair Market Value. The Fair Market Value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

22

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to such holder, pursuant to the agreement governing such Warrants.

23

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rimini Street, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

24

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the Public Reference Room. Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents.  The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference.  We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 15, 2018, as amended;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018, for the quarter ended June 30, 2018, filed on August 9, 2018, and for the quarter ended September 30, 2018, filed on November 8, 2018;
•	Current Reports on Form 8-K filed with the SEC on January 9, 2018, January 16, 2018, January 24, 2018, March 6, 2018, June 8, 2018, June 18, 2018, June 25, 2018, July 12, 2018, July 19, 2018, August 15, 2018, August 23, 2018, September 13, 2018, September 27, 2018 and November 9, 2018 (in each case, except for information contained therein which is furnished rather than filed); and
•	the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 15, 2015, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus.  You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Rimini Street, Inc.

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

telephone number (702) 839-9671

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.investors.riministreet.com.  Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC.  We have incorporated exhibits into this registration statement.  You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement.  We are not making an offer of these securities in any state where such offer is not permitted.  You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee (1)	$42,338.70
Legal fees and expenses	100,000.00
Accounting fees and expenses	40,000.00
Miscellaneous	12,661.30
Total	$195,000.00

(1) As noted on the cover page of this Registration Statement under the title "Calculation of Registration Fee", the Company offset $23,225 of the filing fee previously paid under the Company's Registration Statement on Form S-1 filed on November 21, 2017 against the filing fee for this Registration Statement on Form S-3.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

II-1

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)       Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger by and among the Registrant, GPIA, Let’s Go, and the Holder Representative named therein, dated as of May 16, 2017.	8-K	001-37397	2.1	May 17, 2017
2.2	Amendment No. 1 to Agreement and Plan of Merger by and among the Registrant, GPIA, Let’s Go, and the Holder Representative named therein, dated as of June 30, 2017.	8-K	001-37397	2.1	June 30, 2017
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37397	3.1	October 16, 2017
3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37397	3.2	October 16, 2017
3.3	Certificate of Designations of 13.00% Series A Redeemable Convertible Preferred Stock	8-K	001-37397	3.1	July 19, 2018
4.1	Form of common stock certificate of the Registrant.	S-4	333-219101	4.5	June 30, 2017
4.2	Form of warrant certificate of the Registrant.	S-1	333-203500	4.3	April 17, 2015
4.3	Form of Convertible Secured Promissory Note	8-K	001-37397	10.2	July 19, 2018
4.4	Warrant Agreement by and between GPIA and Continental Stock Transfer & Trust Company, dated as of May 19, 2015.	8-K	001-37397	4.1	June 1, 2015
4.5	Registration Rights Agreement by and among GPIA and certain securityholders, dated as of May 19, 2015.	8-K	001-37397	10.2	June 1, 2015
4.6	Sponsor Warrants Purchase Agreement by and between GPIA and GPIC, Ltd., effective as of May 19, 2015.	8-K	001-37397	10.3	June 1, 2015
4.7	Warrant Consent and Conversion Agreement by and among the Registrant, GPIA and CB Agent Services LLC, dated as of May 16, 2017.	S-4	333-219101	4.8	June 30, 2017
4.8	Equity Commitment Letter by and between GPIC, Ltd. And GPIA, dated as of May 16, 2017.	S-4/A	333-219101	10.51	August 9, 2017
4.9	Registration Rights Agreement by and among Rimini Street, Inc. and the Investors named therein, dated as of July 19, 2018.	8-K	001-37397	10.1	July 19, 2018
5.1	Opinion of Gibson, Dunn & Crutcher LLP.**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. **
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1). **
24.1	Power of Attorney (included on signature page). **

** Filed herewith.

II-2

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

II-4

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 9, 2018.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Seth A. Ravin
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Seth A. Ravin, Thomas Sabol, Thomas C. Shay and Daniel Winslow, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Seth A. Ravin	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 9, 2018
Seth A. Ravin

/s/ Thomas Sabol	Chief Financial Officer, Senior Vice President (Principal Accounting and Financial Officer)	November 9, 2018
Thomas Sabol

/s/ Thomas C. Shay	Senior Vice President, Global Operations, Secretary and Director	November 9, 2018
Thomas C. Shay

/s/Jack L. Acosta	Director	November 9, 2018
Jack L. Acosta

/s/ Thomas Ashburn	Director	November 9, 2018
Thomas Ashburn

/s/ Steve Capelli	Director	November 9, 2018
Steve Capelli

/s/ Robin Murray	Director	November 9, 2018
Robin Murray

/s/ Margaret (Peggy) Taylor	Director	November 9, 2018
Margaret (Peggy) Taylor

/s/ Antonio Bonchristiano	Director	November 9, 2018
Antonio Bonchristiano

/s/ Andrew Fleiss	Director	November 9, 2018
Andrew Fleiss

II-6